Exhibit 10.24

Long Island Iced Tea Corp.

116 Charlotte Avenue

Hicksville, New York 11801

June 17, 2015

Mr. Julian Davidson

27 Ronald Road,

Mission Bay

Auckland

New Zealand

Mr. Davidson:

This will confirm the terms and conditions of the consulting agreement (this “Agreement”) between Long Island Iced Tea Corp. (the “Company”) and Julian Davidson (the “Consultant”):

1.	Services. Commencing on the date of this Agreement, the Company hereby retains Consultant to provide the services set forth in Exhibit A hereto (the “Services”). During the Term (as defined below), the Company shall not retain any other person to provide the Services. The Company shall not control the manner or means by which you perform the Services.

2.	Term. The term of this Agreement shall commence on the date hereof and shall continue until the earlier of (i) the completion of the Services and (ii) June 17, 2016, unless earlier terminated in accordance with this Section (the “Term”).

a)	Either party may terminate this Agreement at any time on thirty (30) days’ prior written notice.

b)	If the conditions set forth in Exhibit B hereto are satisfied, the Company and Consultant shall enter into an employment agreement substantially in the form of Exhibit C hereto and this Agreement shall be deemed to have been terminated as of the date of the employment agreement.

3.	Expense Reimbursement; Office Space. The Company agrees to reimburse Consultant for all reasonable and documented travel and other costs or expenses that are incurred or paid by Consultant during the Term in connection with the performance of the Services and have been approved in writing in advance by the Company including, but not limited to, expenses incurred from brand design specialists, Claessens, and sales and market data from Nielsen. The Company shall pay undisputed expenses within thirty (30) days after the Company’s receipt of documentation from Consultant. The Company also agrees that it or an affiliate will make available to Consultant offices and facilities in New York and Auckland, New Zealand in order for Consultant to perform the Services hereunder.

4.	Restrictive Covenants.

a)	Consultant acknowledges that:

i)	As a result of its consultancy with the Company, Consultant has obtained and will obtain secret and confidential information concerning the Company and its subsidiaries (“Confidential Information”). Confidential Information includes all information whether of a technical, business or other nature (including, without limitation, trade secrets, recipes, know-how and information relating to the technology, customers, business plan, patents, promotional and marketing activities, finances and other business affairs) that is or may be disclosed or imparted to Consultant or that may be developed by Consultant in performance of the Services. Confidential Information also includes all information concerning any other plans for, or existence and progress of, potential business combinations, acquisitions, financings, business expansions, mergers, sales of assets, take-overs or tender offers involving the Company or its affiliates. Confidential Information may be in any format, whether written, printed, electronic, oral or in any other form or medium.

ii)	The Company will suffer substantial damage that will be difficult to compute if, during the period of the consultancy with the Company or thereafter, Consultant should divulge Confidential Information or compete with the Company.

iii)	The provisions of this Agreement are reasonable and necessary to protect the business of the Company, to protect the Company’s trade secrets and Confidential Information and to prevent loss to a competitor of a Consultant whose services are special, unique and extraordinary.

b)	Consultant shall not at any time, during the term of this Agreement or thereafter, divulge to any person or entity any Confidential Information obtained or learned by it as a result of its consultancy with the Company, except (i) in the course of performing its duties hereunder, (ii) with the Company’s prior written consent, (iii) to the extent that any such information is in the public domain other than as a result of Consultant’s breach of any of its obligations hereunder or (iv) where required to be disclosed by court order, subpoena or other government process. If Consultant shall be required to make disclosure pursuant to the provisions of clause (iv) of the preceding sentence, Consultant shall promptly, but in no event more than 48 hours after learning of such subpoena, court order, or other government process, notify the Company and, at the Company’s expense, Consultant shall: (a) take all reasonably necessary and lawful steps required by the Company to defend against the enforcement of such subpoena, court order or other government process, and (b) permit the Company to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

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c)	During the Term (the “Restricted Period”), Consultant, without the prior written permission of the Company, shall not (i) be employed by, or render any services to, any person, firm or corporation engaged principally in the beverage industry or any other business which is directly in competition with any “material” business conducted by the Company or any of its subsidiaries at the time of termination or expiration of this Agreement (as used herein “material” means a business which generated at least 10% of the Company’s consolidated revenues for the last full fiscal year for which audited financial statements are available) in the Priority Territory (as defined in Exhibit A hereto) (“Competitive Business”); (ii) engage in any Competitive Business for his own account; (iii) be associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company, for the benefit of a Competitive Business, any of its customers, suppliers or any persons with whom the Company has a contractual relationship. Notwithstanding the foregoing, nothing in this Agreement shall preclude Consultant from investing his personal assets in any manner he chooses, provided, however, that Consultant may not, during the Restricted Period, own more than 4.9% of the equity securities of any Competitive Business. Except as set forth above, Consultant is not restricted from providing services to other entities or persons.

d)	Consultant shall promptly return, following the termination of this Agreement or upon earlier request by the Company, all written materials in its possession and (i) supplied by the Company in conjunction with the Services under this Agreement, or (ii) generated by Consultant in the performance of the Services under this Agreement.

e)	Consultant shall not engage in any transaction involving the Company’s securities while in the possession of any Confidential Information prior to the time such information shall be made known to the general public.

f)	If Consultant commits a breach, or threatens to commit a breach, of any of the provisions of Section 4, the Company shall have the right and remedy to seek to have the provisions of this Consulting Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by Consultant that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. The rights and remedies enumerated in this Section 4(f) shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

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5.	Intellectual Property.

a)	Consultant will disclose promptly and fully to the Company all works of authorship, ideas, inventions, discoveries, improvements, designs, processes, software, or any improvements, enhancements, or documentation of or to the same that Consultant makes, works on, conceives, or reduces to practice, individually or jointly with others, in the course of Consultant’s consultancy with respect to the business of the Company, in any way related or pertaining to or connected with the Services (collectively the “Work Product”).

b)	All intellectual property rights, including patent, trademark, trade secret and copyright rights, in and to the Work Product are and shall be the sole property of the Company. All Work Product of Consultant shall be deemed, as applicable, to be a “work made for hire” within the meaning of 17 U.S.C. §101. To the extent that the Work Product is deemed not to be “work made for hire,” this Agreement shall constitute an irrevocable assignment by the Consultant to the Company of all right, title and interest in and to all intellectual property rights in and to the Work Product.

c)	Consultant hereby agrees to assist the Company in any manner as shall be reasonably requested by the Company to protect the Company’s intellectual property rights in the Work Product and to execute and deliver such legal instruments or other documents as the Company shall request in order for the Company to obtain protection of the Work Product throughout the world. If the Company is unable after reasonable effort to secure Consultant’s signature for any such documents, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other intellectual property protections. Consultant agrees that this power of attorney is coupled with an interest.

d)	Consultant shall make and maintain adequate and current written records and evidence of all Work Product including, without limitation, drawings, work papers, graphs, computer code, source code, documentation, records, and any other document, all of which shall be and remain the property of the Company, and all of which shall be surrendered to the Company either upon request or upon cessation of Consultant’s consultancy with the Company, regardless of the reason for such cessation.

e)	Consultant hereby waives, and further agrees not to assert, any moral rights in or to the Work Product, including, but not limited to, rights to attribution and identification of authorship, rights to approval of modifications or limitations on subsequent modifications, and rights to restrict, cause or suppress publication or distribution of the Work Product.

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6.	Representations and Warranties.

a)	The Company hereby represents and warrants to Consultant that: (a) it has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder, and (b) this Agreement has been fully and duly authorized by all necessary action on and has been duly executed and delivered by it, and (c) this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms.

b)	Consultant hereby represents and warrants to the Company that: (a) this Agreement constitutes a valid and binding agreement enforceable against Consultant in accordance with its terms, and (b) Consultant is free to enter into this Agreement and to perform the Services and duties required hereunder, and that there are no employment or consultancy contracts, restrictive covenants or other restrictions that would be breached by or prevent or limit performance of the Services hereunder.

7.	Indemnification. Consultant agrees to indemnify and hold harmless the Company and its directors, officers and controlling stockholders (each, an “Indemnified Person”) from and against any claims or suits by a third party against the Company or any liabilities or judgments based thereon, either arising from the Consultant’s grossly negligent performance of Services under this Agreement or the Consultant’s willful misconduct in connection with the Services, except to the extent that such claims, suits, liabilities or judgments are caused by the gross negligence or willful misconduct of the Company, its directors, officers, employees, agents and controlling stockholders. The provisions of this Section 7 shall survive the termination or expiration of this Agreement for any reason.

8.	Notices. All notices provided for in this Agreement shall be in writing and shall be deemed to have been duly given upon actual receipt or when delivered if delivered personally or by nationally recognized overnight courier (for example and not by way of limitation, by Federal Express, United Parcel Service, Airborne Express), with acknowledgement of receipt required, addressed to the party to receive the same at its address set forth above, or such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section 8.

9.	Independent Contractor. Consultant hereby acknowledges that it will be performing services hereunder as an independent contractor and not as an employee or agent of the Company or any affiliate thereof. Further, Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be expressly agreed to by the Company in writing from time to time. Without limiting the foregoing, Consultant will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on Consultant’s behalf. Consultant shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons engaged by Consultant in connection with the performance of the Services shall be Consultant’s contractors and Consultant shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such contractors.

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10.	Survival. If this Agreement expires or is terminated pursuant to Section 2(a), the provisions of Sections 3 (with respect to expenses incurred prior to such expiration or termination), 4, 5, 6, 7, 8, 9, 10 and 11 shall survive such expiration or termination. If this Agreement is terminated pursuant to Section 2(b), the provisions of Sections 3 (with respect to expenses incurred prior to such termination), 5, 6, 7, 8, 9, 10 and 11 shall survive such termination.

11.	Miscellaneous. This Agreement constitutes the entire agreement between the parties relating to the matters discussed herein and may be amended or modified only with the mutual written consent of the parties. Consultant shall not assign this Agreement, in whole or in part, or subcontract any of the Services, to any other party without the prior written consent of the Company. This Agreement shall be governed by internal laws of the State of New York. Each party agrees to submit to personal jurisdiction and to waive any objection as to venue in the courts located in the State of New York. The prevailing party in any such action shall be entitled to recover its reasonable attorney’s fees and costs incurred in any such action or on appeal. If a provision of this Agreement is held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

Very truly yours,

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Julian Davidson
Julian Davidson

Long Island Iced Tea Corp.

116 Charlotte Avenue

Hicksville, New York 11801

June 6, 2016

Mr. Julian Davidson

27 Ronaki Road

Mission Bay

Auckland

New Zealand

Mr. Davidson:

This will confirm the terms and conditions of the first amendment (this “Amendment No. 1”) to the consulting agreement, dated June 17, 2015 (the “Agreement”), between Long Island Iced Tea Corp. (the “Company”) and Julian Davidson (the “Consultant”) who has been guiding the Company through various strategic activities over the last 18 months (all capitalized terms used but not defined herein have the meanings set forth in the Agreement as amended hereby):

1.	Amendments. The Agreement is hereby amended as follows:

a)	Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“1.	Services. The Company hereby retains Consultant (a) effective as of the original date of the Agreement, to provide the services set forth in Exhibit A hereto and (b) effective as of the date of the first amendment to this Agreement, to serve as the Company’s Executive Chairman and to perform such duties as are customarily provided by executive chairman of similar companies (the “Services”). During any period during which the Consultant is providing the Services hereunder, the Company shall not retain any other person to provide the Services.”

b)	Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

“2.	Term. The term of this Agreement commenced on the original date of the Agreement and shall continue until terminated in accordance with this Section (the “Term”).

“a)	Either party may terminate this Agreement at any time on thirty (30) days’ prior written notice.

“b)	If the conditions set forth in Exhibit B hereto are satisfied, and the Consultant has received a visa from the United States government allowing him to be employed in the United States, the Company and Consultant shall enter into an employment agreement substantially in the form of Exhibit C hereto and this Agreement shall be deemed to have been terminated as of the date of the employment agreement. At such time, the Consultant can elect to enter into the employment agreement or amend this Agreement under similar terms. Consultant also may elect amend this Agreement under similar terms at any time commencing two months after the conditions set forth in Exhibit B hereto are satisfied.”

c)	Section 3 of the Agreement is hereby amended by retitling such section “Compensation; Expense Reimbursement; Office Space”, by enumerating the existing text after the title as paragraph (a) and by adding a new paragraph (b) that shall read in its entirety as follows:

“b)	As compensation for the Services, commencing on the date of the first amendment to this Agreement and ending on the last day of the Term (the “Compensation Period”):

“i)	The Company shall pay Consultant a fee of $10,000 per month in cash (“Monthly Consulting Fee”), payable within fifteen (15) days after the end of each calendar month, prorated based on the number of days for any partial calendar month in the Compensation Period.

“ii)	The Company shall grant Consultant 1,667 shares of the Company’s common stock per month (“Monthly Stock Grant”), issuable within fifteen (15) days after the end of each calendar month, prorated based on the number of days for any partial calendar month in the Compensation Period. The number of shares issuable hereunder shall be subject to equitable adjustment for any stock split or combination, stock dividend or similar event affecting the Company’s common stock generally prior to the date of issuance of such shares, such adjustment to be determined in good faith by the Company’s board of directors in its sole discretion.

“iii)	If the conditions set forth in Exhibit B hereto are satisfied, the Company and Consultant shall amend this Agreement to (A) increase the Monthly Consulting Fee to $20,000 per month, (B) replace the Monthly Stock Grant with a one-time grant of 50,000 shares of the Company’s common stock, with the Consultant agreeing that such shares shall not be transferable by him until the first anniversary of issuance, and (C) pay Consultant a one-time cash fee of $95,000. For the avoidance of doubt, regardless of whether Consultant enters into an employment agreement pursuant to Section 2(b) on the date the conditions set forth in Exhibit B are satisfied, the compensation set forth in clause (B) and (C) above shall be deemed to have accrued prior to any termination of this Agreement under Section 2(b) and shall nonetheless be payable.”

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d)	Section 10 of the Agreement is hereby amended by replacing in their entirety each of the two parentheticals that read “(with respect to expenses incurred prior to such expiration or termination)” with “(with respect to compensation earned under Section 3(b) or expenses incurred under Section 3(a) prior to such expiration or termination)”.

e)	Exhibit B to the Agreement is hereby amended by replacing it with Exhibit B hereto.

f)	Exhibit C to the Agreement is hereby amended by replacing it with Exhibit C hereto.

2.	Representations and Warranties.

a)	The Company hereby represents and warrants to Consultant that: (i) it has all requisite power and authority to enter into this Amendment and to perform its obligations hereunder, (ii) this Amendment has been fully and duly authorized by all necessary action on and has been duly executed and delivered by it, and (iii) this Amendment constitutes a valid and binding agreement enforceable against it in accordance with its terms.

b)	Consultant hereby represents and warrants to the Company that: (i) this Amendment constitutes a valid and binding agreement enforceable against Consultant in accordance with its terms, (ii) Consultant is free to enter into this Amendment and to perform the Services and duties required hereunder, and that there are no employment or consultancy contracts, restrictive covenants or other restrictions that would be breached by or prevent or limit performance of the Services hereunder, (iii) Consultant is an “accredited investor” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (iv) Consultant is acquiring the shares of the Company’s common stock and the warrant for investment and not with a view towards the public distribution of such securities, except in accordance with the Securities Act, (v) Consultant understands and acknowledges that the shares of the Company’s common stock and the warrant to be issued hereunder are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, (vi) Consultant represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, (vii) Consultant acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of the Company’s common stock and the warrant, and (viii) Consultant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the shares and the business, properties, prospects and financial condition of the Company.

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3.	Miscellaneous. Except as specifically provided in this Amendment, no provision of the Agreement is modified, changed, waived, discharged or otherwise terminated and the Agreement shall continue to be in full force and effect. All references in the Agreement to the “Agreement” shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment, together with the Agreement and the exhibits and schedules hereto and thereto, constitutes the entire agreement between the parties relating to the matters discussed herein and may be amended or modified only with the mutual written consent of the parties. This Amendment may be executed in counterparts (including, without limitation, by facsimile, pdf or other electronic document transmission), each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the day and year first above written.

Very truly yours,

LONG ISLAND ICED TEA CORP.

By:	/s/ Philip Thomas
Name: Philip Thomas
Title: Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Julian Davidson
Julian Davidson